Exhibit 99.B(h)(6)(b)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED DECEMBER 2, 2015

BETWEEN

VICTORY PORTFOLIOS II AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF November 1, 2018

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Victory US 500 Enhanced Volatility Wtd Index Fund
Class A	0.99%	October 31, 2019	November 1, 2018
Class C	1.74%	October 31, 2019	November 1, 2018
Class I	0.74%	October 31, 2019	November 1, 2018

Victory Market Neutral Income Fund
Class A	.75%	October 31, 2019	June 1, 2018
Class C	1.50%	October 31, 2019	June 1, 2018
Class I	.40%	October 31, 2019	June 1, 2018

VictoryShares US 500 Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares Developed Enhanced Volatility Wtd ETF	0.45%	October 31, 2019	November 1, 2018
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares US Small Cap Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares International Volatility Wtd ETF	0.45%	October 31, 2019	November 1, 2018
VictoryShares Emerging Market Volatility Wtd ETF	0.50%	October 31, 2019	November 1, 2018
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-1

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares International High Div Volatility Wtd ETF	0.45%	October 31, 2019	November 1, 2018
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.50%	October 31, 2019	November 1, 2018
VictoryShares Dividend Accelerator ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares Quality Growth ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares Quality Value ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares US Multi-Factor Minimum Volatility ETF	0.35%	October 31, 2019	November 1, 2018
VictoryShares Global Multi-Factor Minimum Volatility ETF	0.40%	October 31, 2019	November 1, 2018
VictoryShares International Multi-Factor Minimum Volatility ETF	0.45%	October 31, 2019	November 1, 2018

B-2